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[LETTERHEAD]



                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of GT Global Variable Investment Trust:

Re:  GT Global Variable Strategic Income Fund
     GT Global Variable Global Government Income Fund
     GT Global Variable U.S. Government Income Fund
     GT Global Variable Latin America Fund
     GT Global Variable Growth & Income Fund
     GT Global Variable Telecommunications Fund
     GT Global Variable Emerging Markets Fund
     GT Global Variable Infrastructure Fund
     GT Global Variable Natural Resources Fund

     We hereby consent to the inclusion of our report dated February 17, 1998 on our audits of the financial statements and financial highlights of the above referenced funds as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendments to the Registration Statements on Form N-1A under the Securities Act of 1933, as amended, of the GT Global Variable Investment Trust. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.




                                                  /s/ Coopers & Lybrand L.L.P.
                                                  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 1, 1998